Exhibit 10.2

JOINDER AND AMENDMENT NO. 3

TO AMENDED AND RESTATED LOAN AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), is entered into as of March 13, 2018, by and among PREFORMED LINE PRODUCTS COMPANY, an Ohio corporation (“PLP”), PREFORMED LINE PRODUCTS (AUSTRALIA) PTY LTD., a corporation incorporated under the laws of the Commonwealth of Australia (“PLP Australia”), BELOS-PLP S.A., a company organized under the laws of Poland (“PLP Poland” and collectively with PLP and PLP Australia, the “Borrowers” and each a “Borrower”), AND PNC BANK, NATIONAL ASSOCIATION, a national banking association, its successors and assigns, as lender (“Bank”).

WITNESSETH:

WHEREAS, PLP, PLP Australia and Bank have entered into that certain Amended and Restated Loan Agreement, dated as of September 24, 2015, as amended pursuant to that certain Amendment No. 1 to Amended and Restated Loan Agreement, dated as of November 6, 2015 and that certain Amendment No. 2 to Amended and Restated Loan Agreement, dated as of August 22, 2016 (as further amended, restated, modified or supplemented from time to time, the “Loan Agreement”), pursuant to which Bank has made certain loans and financial accommodations available to Borrowers;

WHEREAS, the parties desire to amend the Loan Agreement as hereinafter set forth;

WHEREAS, PLP and PLP Australia desire to add PLP Poland to the Loan Agreement as a Borrower;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

2.JOINDER.

In consideration of PLP Poland becoming a Borrower under the terms of the Loan Agreement, PLP Poland hereby agrees that effective as of the date of this Amendment it hereby is, and shall be deemed to be, a “Borrower” under the Loan Agreement, the Note and other Loan Documents to which Borrowers are a party, and agrees that from the date of this Amendment and so long as any Loan shall remain outstanding and until the payment in full of the advances under the Note and all other amounts payable under the Note and the other Loan Documents, PLP Poland has, subject to the terms and limitations of the Loan Agreement and the Note, assumed the joint and several obligations of a “Borrower” under, and PLP Poland shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of, the Loan Agreement, the Note and each of the other Loan Documents which are stated to apply to or are made by a “Borrower” or a “Company.”  Without limiting the generality of the foregoing, PLP Poland hereby represents and warrants that (i) each of the representations and warranties set forth in Section 3 of the Loan Agreement are true and correct at to PLP Poland on and as of the date of this Amendment, and (ii) PLP Poland has heretofore received a true and correct copy of the Loan Agreement, the Note and each of the other Loan Documents (including any modifications or amendments thereof or supplements or waivers thereto) in effect on the date hereof.  PLP Poland hereby makes, affirms and ratifies in favor of the Bank, the Loan Agreement, the Note and each of the other Loan Documents given by the Borrowers to the Bank.  In furtherance of the foregoing, PLP Poland shall execute and deliver or cause to be executed and delivered at any time and from time to time such further certificates, instruments, agreements and documents and do or cause to be done such further acts as may be necessary in the opinion of Bank to carry out more effectively the provisions and purposes of this Section.

3.AMENDMENTS TO THE LOAN AGREEMENT.

3.1Amendment to Loan Agreement.

The first paragraph of the Loan Agreement is amended by deleting such paragraph in its entirety and substituting the following therefor:

THIS AMENDED AND RESTATED LOAN AGREEMENT (the “Agreement”), is entered into as of September 24, 2015, between PREFORMED LINE PRODUCTS COMPANY, a corporation incorporated under the laws of the State of Ohio (“PLP”), with an address at 660 Beta Drive, Mayfield Village, Ohio 44143, PREFORMED LINE PRODUCTS (AUSTRALIA) PTY LTD, a corporation incorporated under the laws of the Commonwealth of Australia (“PLP Australia”), with an address at 190 Power Street, Glendenning NSW 2761, Australia, BELOS-PLP S.A., a company organized under the laws of Poland, (“PLP Poland”), with an address at 43-301 Bielsko-Biała, ul. Gen. J. Kustronia 74, Poland and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 1900 East Ninth Street, Cleveland, Ohio 44114.

3.2Amendment to Section 1.

The third paragraph of Section 1 of the Loan Agreement is amended by deleting such paragraph in its entirety and substituting the following therefor:

The term “Borrowers” shall mean, collectively, PLP, PLP Australia and PLP Poland, and “Borrower” means any one of them, as the context may require.

3.3Amendment to Section 11.

The first sentence of Section 11 of the Loan Agreement shall be amended by deleting such sentence in its entirety and substituting the following therefor:

Subject to the limitations with respect to the obligation and liability of PLP Australia and PLP Poland set forth in the Note, all obligations arising under this Agreement and the other the Loan Documents shall be joint and several, and each Borrower shall make payment upon the maturity of such obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by the Lender to any Borrower, failure of the Lender to give any Borrower notice of borrowing or any other notice, any failure of the Lender to pursue or preserve its rights against any Borrower, the release by the Lender of any collateral (if any) now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by the Lender to the other Borrowers or any collateral for such Borrower’s obligations or the lack thereof.

4.REPRESENTATIONS AND WARRANTIES.

Each of the Borrowers hereby represents and warrants to Bank as follows:

4.1The Amendment.  This Amendment has been duly and validly executed by an authorized officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms.

4.2Loan Agreement.  The Loan Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms.  Each Borrower hereby ratifies and confirms the Loan Agreement.

4.3Claims and Defenses.  As of the date of this Amendment, no Borrower has any defenses, claims, counterclaims or setoffs with respect to the Loan Agreement or its Obligations thereunder or with respect to any actions of Bank or any of its respective officers, directors, shareholders, employees, agents or attorneys, and each Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases Bank and each of its respective officers, directors, shareholders, employees, agents and attorneys from the same.

4.4Representations and Warranties.  The representations and warranties of each Borrower contained in the Loan Agreement (as amended hereby) and the other Loan Documents (as amended in connection herewith), are true and correct.

4.5No Event of Default.  No Event of Default or condition which, but for the giving of notice or passage of time, would give rise to an Event of Default has occurred and is continuing.

4.6Material Adverse Change.  No Material Adverse Change has occurred since the Closing Date.

5.REAFFIRMATION.

Each of the Borrowers hereby acknowledges and agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of such Borrower under the Loan Agreement or under any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations incurred under the Loan Documents, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects.

6.CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to each of the following conditions precedent:

6.1Joinder and Amendment No. 3 to Amended and Restated Loan Agreement.  Bank shall have received an original counterpart of this Amendment, executed and delivered by a duly authorized officer of each Borrower.

6.2.Seventh Amended and Restated Note.  Bank shall have received that certain Eighth Amended and Restated Line of Credit Note, executed and delivered by a duly authorized officer of each Borrower in favor of Bank.

6.3 Fees and Expenses.  Borrowers shall have paid all fees of Bank in connection with this Amendment including, without limitation, all legal fees.

6.4 Resolutions; Officer’s Certificate of PLP.  Bank shall have received (a) a copy of the resolutions, in form and substance satisfactory to Bank, of the Board of Directors of PLP authorizing the execution, delivery and performance of this Amendment and all other agreements, documents and instruments executed in connection therewith, (b) a certificate of the Secretary or Assistant Secretary of PLP, as to the incumbency and signature of the officers of PLP executing this Amendment and all other agreements, documents or instruments executed in connection therewith, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (c) a certificate of the Secretary or Assistant Secretary of PLP as to the Articles of Incorporation of PLP and as to the Code of Regulations of PLP.

6.5Resolutions; Officer’s Certificate of PLP Poland.   Bank shall have received (a) a copy of the resolutions, in form and substance satisfactory to Bank, of the Board of Directors or other governing body of PLP Poland authorizing the joinder to the Loan Agreement and the other Loan Documents and the execution, delivery and performance of this Amendment, the Note and all other agreements, documents and instruments executed in connection therewith, (b) a certificate of the Secretary or Assistant Secretary of PLP Poland, as to the incumbency and signature of the officers of PLP Poland executing this Amendment, the Note and all other agreements, documents or instruments executed in connection therewith, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (c) a certificate of the Secretary or Assistant Secretary of PLP Poland as to the organizational documents of PLP Poland.

6.6Opinion of Counsel to PLP Poland.   Bank shall have received an opinion letter from Polish counsel to PLP Poland with respect to the Amendment, the Note, the Loan Agreement and the other Loan Documents in form and substance satisfactory to Bank.

6.7Good Standing Certificates.  Bank shall have received good standing certificates (or foreign equivalents as applicable) for PLP and PLP Poland dated not more than 30 days prior to the date hereof, issued by the Secretary of State or other appropriate official of PLP’s and PLP Poland’s jurisdiction of incorporation and each jurisdiction where the conduct of PLP’s and PLP Poland’s business activities or the ownership of its properties necessitates qualification.

6.8Other Documents and Deliveries.  Bank shall have received such other agreements, documents, and instruments executed in connection with this Amendment and any other materials as reasonably requested by Bank.

7.MISCELLANEOUS.

7.1Governing Law.  This Amendment shall be governed by and construed in accordance with the law of the State of Ohio, without regard to principles of conflict of law.

7.2Severability.  Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

7.3Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; provided, however, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.

7.4Nonwaiver.  The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of Bank under the Loan Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Loan Agreement or any other documentation executed in connection therewith.  Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Loan Agreement, as amended by this Agreement.

7.5Reference to and Effect on the Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended hereby.

7.6Post-Closing Deliveries.  Not later than ten (10) days from the date hereof, Bank shall have received from PLP Australia, a certified copy of the resolutions, in form and substance satisfactory to Bank, of the Board of Directors of PLP Australia authorizing the execution, delivery and performance of this Amendment and all other agreements, documents and instruments executed in connection therewith.  Each Borrower acknowledges and agrees that PLP Australia’s failure to comply with this Section 6.6 shall constitute an Event of Default.

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IN WITNESS WHEREOF, Borrowers have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the date first above written.

PREFORMED LINE PRODUCTS COMPANY

By:	/s/ Robert G. Ruhlman
Name:	Robert G. Ruhlman
Title:	Chairman, President and Chief Executive Officer

PREFORMED LINE PRODUCTS (AUSTRALIA) PTY LTD

By:	/s/ Robert G. Ruhlman
Name:	Robert G. Ruhlman
Title:	Chairman, President and Chief Executive Officer

By:	/s/ Robert G. Ruhlman
Name:	Robert G. Ruhlman
Title:	Chairman, President and Chief Executive Officer

ACCEPTED BY:

PNC BANK, NATIONAL ASSOCIATION,
as Bank

By:	/s/ Sherri A. Barr
Name:	Sherri A. Barr
Title:	Senior Vice-President, Commercial and Institutional Banking